Report of Independent Accountants
To the Trustees of
Variable Insurance Funds

In planning and performing our audits of the financial statements of BB&T Growth and Income Fund
(one portfolio constituting the
Variable Insurance Funds) for the
year ended December 31, 1999
we considered its internal control,
including controls over
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of
Form N-SAR, not to provide assurance
on internal control.
The management of BB&T Growth and
Income Fund is responsible
for establishing and maintaining
internal control.
In fulfilling this responsibility,
estimates and judgements
by management are required to
assess the expected benefits
and related costs of controls.
Generally, controls that
are relevant to an audit pertain
to the entity's objective
of preparing financial statements
for external purposes that
are fairly presented in conformity
with generally accepted
accounting principles.  Those
controls include the safeguarding
of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in
internal control, errors
or irregularities may occur and
may not be detected.
Also, projection of any evaluation
of internal control to
future periods is subject to
the risk that it may become
inadequate because of changes
in conditions or that the
effectiveness of the design and
operation may deteriorate.
Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants. A material weakness
is a condition in which the design
or operation of any specific
internal control component does
not reduce to a relatively
low level the risk that errors
or irregularities in amounts
that would be material in relation
to the financial statements
being audited may occur and not
be detected within a timely
period by employees in the normal
course of performing their
assigned functions. However,
we noted no matters involving
internal control, including
controls over safeguarding
securities, that we consider to
be material weaknesses as
defined above as of December 31, 1999.
This report is intended
solely for the information and use
of management and the
Trustees of BB&T Growth
and Income Fund and the
Securities and Exchange Commission
and is not intended to be
and should not be used by anyone
other than these specified
parties.


February 16, 2000